Exhibit 5(a)

                [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

                               September 19, 2003

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, North Carolina 28288

Re: Wachovia Commercial Mortgage Securities, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to Wachovia Commercial Mortgage Securities, Inc. (the "Registrant"), in connection with the Registrant's Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement is being filed today with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus forming a part of the Registration Statement describes Commercial Mortgage Pass-Through Certificates ("Certificates") to be sold by the Registrant in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Registrant, a master servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement is being incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

            In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement in the form previously filed with the Commission, and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of

Wachovia Commercial                   -2-
Mortgage Securities, Inc.

the Registrant and of public officials. As used herein, "to our knowledge", "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the relevant Pooling and Servicing Agreement. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Registrant.

            We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

            Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Registrant in connection with the preparation and delivery of this letter. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York (without regard to conflicts of laws principles), and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America. Based on the foregoing, we are of the opinion that:

            1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Registrant, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditor's rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

            2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Registrant, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Pooling and Servicing Agreement.

            3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus, describing the material federal income tax consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein, is accurate in all material respects.

Wachovia Commercial                   -3-
Mortgage Securities, Inc.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,


                                        /s/ Cadwalader, Wickersham & Taft LLP